                                                                    Exhibit 99.3

                                   AGREEMENT

     THIS AGREEMENT ("Agreement") is entered into as of the 6th day of September, 2001, by and between QVC, Inc. ("QVC"), a Delaware corporation with its principal place of business at Studio Park, 1200 Wilson Drive, West Chester, PA 19380, and Nutri/System, Inc. ("Company"), a Delaware corporation, with its principal place of business at 202 Welsh Road, Horsham, PA 19044.

                                  BACKGROUND

     A. QVC and its affiliates promote, market, sell and distribute (collectively, "Promote") products through various means and media, including without limitation, their televised shopping programs (the "Programs").

     B. Company manufactures, develops and/or sells meal programs for weight loss (all such meal programs for weight loss manufactured, developed or sold by Company, whether now in existence or developed hereafter, collectively, the "Products").

     C. Company and QVC desire that QVC Promote the Products through certain means and media.

     NOW, THEREFORE, incorporating the foregoing background, in consideration of the Drop Ship Order(s) (as defined below) issued or to be issued by QVC to Company, for other good and valuable consideration, the receipt and sufficiency of which hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

     1.   Grant of License and Other Rights.
          ---------------------------------

     (a) Company grants to QVC and its affiliates throughout the Term (as defined in paragraph 3 below) of this Agreement: (i) the exclusive right in the United States to Promote the Products through Direct Response Television Programs (as defined below); (ii) the nonexclusive worldwide right to promote the products through all means and media other than Direct Response Television Programs; and (iii) the right to use, publish, reproduce and transmit the trademarks, trade names and/or logos used and/or developed by Company in connection with the Products, including without limitation the words "Nutri/System" (whether now in existence or created hereafter, collectively, the "Trademarks") to Promote the Products in accordance with the terms and conditions of this Agreement. In addition, Company grants to QVC and its affiliates the nonexclusive right (subject to provisions of paragraph 4 below) to use the rights granted in (i), (ii) and (iii) above during the Sell-Off Period (as defined in paragraph 3 below). For purposes of this Agreement, "Direct Response Television Program" shall mean any television program which requests a consumer to respond to any promotion of any product or service by mail, telephone or other electronic means, which program: (A) contains an intermittent or continuous call to action, and devotes at least twenty percent (20%) of its programming time to the promotion of products or services; or (B) is otherwise in the style of a televised retailing program. Nothing contained in the previous sentence shall be construed to include the Internet and/or direct response commercial spots that are less than 2 minutes.

     (b) In addition to the rights granted by Company to QVC hereunder regarding the Products, Company agrees that QVC and its affiliates shall, throughout the Term of this Agreement, have the right of first negotiation to acquire the exclusive right to produce, market and/or distribute Infomercials (as defined below) developed or being developed by Company, or licensed, authorized or otherwise caused to be developed by Company. Such right of first negotiation shall extend for an initial period of thirty (30) business days after QVC has received written notice from Company that it intends to, or it intends to cause a third party to, develop an Infomercial; during such thirty
(30) business day period, Company shall not engage in negotiations with any other potential third party. If QVC notifies Company within, or at the conclusion of, such thirty (30) business day period that QVC intends to negotiate, then QVC's right of negotiation shall extend for an additional thirty
(30) business day period following the expiration of the initial thirty (30) business day period; during such additional thirty (30) business day period, Company shall not engage in negotiations with any other potential third party. Unless an agreement has been reached between Company and QVC at the conclusion of such period, or if Company receives written notice from QVC that during or at the conclusion of the initial thirty (30) business day period that QVC does not intend to negotiate during such additional thirty (30) business day period, Company shall be free to negotiate with any other party concerning the production, marketing or distribution of the Infomercial, subject in all cases to provisions of paragraph 5 hereof. Notwithstanding the foregoing, if QVC and Company are still engaged in negotiations at the conclusion of such additional thirty (30) business day period, such thirty (30) business day period shall be extended as mutually agreed upon by the parties. For purposes of this subparagraph 1(d), "Infomercial" shall mean long and short form infomercials featuring and/or offering for sale one or more Products. For purposes hereinafter, the rights granted to QVC pursuant to subparagraphs 1(a) through 1(b) hereof are collectively referred to as the "License".

     2.   Products.
          --------

     (a) From time to time, QVC may issue to Company a drop ship order, the current form of which is attached hereto as Exhibit "A" and incorporated herein by reference (any such drop ship order, as may be issued from time to time, is hereinafter referred to as a "Drop Ship Order"). Unless otherwise indicated in the "Sale or Return designation, each Drop Ship Order shall be accepted by Company as an order for the purchase of Products on a "100% Sale or Return" basis. Hereafter, any purchases of Products by QVC shall be made according to the terms set forth in this Agreement and on any such Drop Ship Order(s). This paragraph 2, together with all other terms of each

Drop Ship Order, shall survive the expiration or termination of this Agreement. Notwithstanding anything to the contrary contained in this Agreement or otherwise, QVC makes no representations or warranties with respect to (i) the amount of Products that may be sold through the Programs, if any, (ii) the number of times, if any, the Products may be offered for sale on the Programs or
(iii) the amount of revenue, if any, that may be generated through any sales of Products on the Programs. This Agreement does not obligate QVC to purchase any Products from Company or to Promote or sell any Products.

     (b) During the Term of this Agreement, Company, at its sole expense, shall provide to QVC or its designee, upon any commercially reasonable request of QVC, (i) all existing research and development for the Products sufficient to substantiate all claims with respect to the Products, and subject the Products to all reasonably necessary or appropriate quality control procedures, independent consumer and market research, and other testing to ensure that the Products fully comply with all claims made or to be made about the Products and any applicable state and federal laws, rules and regulations, (ii) the Company's employees for reasonable and necessary consulting and advisory services with respect to QVC's efforts to Promote the Products, and (iii) such other creative input as QVC and the Company may deem appropriate from time to time.

      3   Term.
          ----

     (a)  Generally. The initial term of this Agreement (the "Initial Term")
          ---------
shall commence on the date hereof, shall expire two (2) years after January 1, 2002, and shall consist of "Year One" and "Year Two" (as defined below). Upon the expiration of the Initial Term, this Agreement shall automatically and continually renew for additional two-year terms (each, a "Renewal Term,"and the Initial Term and all Renewal Terms being collectively referred to herein as the "Term") in perpetuity, unless (i) either party notifies the other party in writing, at least 30 days prior to the end of the Initial Term or any Renewal Term, as the case may be, of its intent to terminate the Agreement, and (ii) Net Retail Sales of Products during the Initial Term or such Renewal Term are less than the Minimum Amount (as such terms are defined in paragraphs 3(d) and (e) hereof). For purposes of this Agreement, "Year One" shall commence on January
1, 2002, and shall expire on December 31, 2002, "Year Two" shall commence on January 1, 2003 and shall expire on December 31, 2003.

     (b) Right to Cure. Notwithstanding anything to the contrary contained in
         -------------
paragraph 3(a) hereof, if Company gives QVC timely notice of its intent to terminate the Agreement due to insufficient Net Retail Sales for the Initial Term or the then-current Renewal Term, as the case may be, then QVC may cure such shortfall by issuing drop Ship Order(s) for Products in quantities which, if added to existing Net Retail Sales for such period, would yield Net Retail Sales equaling or exceeding the Minimum Amount for such period. In such case,
(i) such notice of termination shall be deemed rescinded, and the Agreement shall renew for another Renewal Term; (ii) orders that QVC issues to Company for Products pursuant to this paragraph 3(b) that are for the purpose of fulfilling bona fide customer orders shall be accepted by Company as an order for the purchase of Products on a "100% Sale or Return" basis; and (iii) all other orders that QVC issues to Company pursuant to this paragraph 3(b), shall be on a "0% Sale or Return" basis, unless the same are defective, imperfect or otherwise nonconforming as described further in paragraph 10 of the Drop Ship Order, and QVC shall issue shipping instructions to Company for Drop Ship Order, and QVC shall issue shipping instructions to Company for Drop Ship Orders issued pursuant to this paragraph 3(b)(iii) within sixty (60) days of the end of the Initial Term and/or the then-current Renewal Term, as the case may be. Net Retail Sales derived from Products ordered pursuant to such right to cure shall not be counted toward the Minimum Amount applicable to the next succeeding Renewal Term.

     (c)  Failure to Achieve Minimum Amount. If Company gives QVC timely notice
          ---------------------------------
of its intent to terminate the Agreement due to insufficient Net Retail Sales for the Initial Term or the then-current Renewal Term, as the case may be, and QVC fails to exercise its right to cure under paragraph 3(b) hereof, then the Agreement shall terminate at the conclusion of such Term, whereupon QVC may continue to exercise the License rights on a nonexclusive basis (subject to the provisions of paragraph 4 below) for as long as necessary to Promote the Products through any means or media (i) to sell off any of its remaining inventory of Products, (ii) to place additional orders for Products to fulfill any remaining unfilled customer orders for Products, and (iii) to have such additional orders fulfilled by Company (the "Sell-Off Period"). In addition to the foregoing, following the expiration and/or termination of the Agreement, QVC shall have the right to continue to take orders for the Products (so long as the customers placing such orders have ordered the Products at least one time prior to the date of termination and/or expiration of the Agreement) and to have such orders fulfilled by Company at the then-existing Company prices for such Products, such right to continue in perpetuity. Failure of QVC to achieve the Minimum Amount in the Initial Term or any Renewal Term shall not constitute a breach of the Agreement.

     (d)  Minimum Amount.  For purposes of this Agreement, "Minimum Amount"
          --------------
shall mean Thirty One Million Dollars ($31,000,000) in the Initial Term, and for each succeeding term, one hundred ten percent (110%) of the Minimum Amount applicable to the immediately preceding Term. QVC anticipates the following during the Initial Term: the "Net Retail Sales" (as defined below) during Year One will meet or exceed Fifteen Million Dollars ($15,000,000); and the Net Retail Sales during Year Two will meet or exceed Sixteen Million Dollars ($16,000,000). Failure of QVC to achieve the foregoing anticipated Net Retail Sales during the Initial Term shall not constitute a breach of this Agreement. The foregoing anticipated Net Retail Sales during the Initial Term are merely illustrative, and such anticipated net Retail Sales are not terms and conditions of this Agreement.

     (e)  Net Retail Sales.  For purposes of this Agreement, "Net Retail Sales"
          ----------------
shall mean the aggregate amount of all revenue generated through the sale of Products by QVC and its affiliates during the applicable term excluding freight, shipping and handling charges, customer returns, and sales, use and other taxes.

     4.   Non-Compete. Except as contemplated hereunder and without the prior
          -----------
written consent of QVC, Company shall not, during the Term of this Agreement, and during the six (6) month period following the expiration or termination of this Agreement (i) promote, advertise, endorse or sell (or otherwise cause a third party to promote, advertise, endorse or sell) any goods, services, or products, including without limitation the Products, anywhere in the world by means of Direct Response Television Programs; and (ii) promote, advertise, endorse or sell (or otherwise cause a third party to promote, advertise, endorse or sell) any goods, services, or products, including without limitation the Products, anywhere in the world by means of "Competitors" of QVC (as defined below). For purposes of this Agreement, Competitors of QVC shall mean any entity whose primary means of deriving revenue is the sale of products or services through the transmission of any televised program which requests a consumer to respond to any promotion of any product or service by mail, telephone or other electronic means, which program: (A) contains an intermittent or continuous call to action; devotes at least twenty percent (20%) of its programming time to the promotion of products or services; or (B) is otherwise in the style of a televised retailing program. This provision shall survive the expiration or termination of this Agreement.

     5.   Representations, Warranties and Covenants. Company represents,
          -----------------------------------------
warrants and covenants, which representations, warranties and covenants shall continue during the Term of this Agreement and shall survive the expiration or termination of this Agreement, that: (a) it possesses the full power and exclusive right to grant the License to QVC; (b) the execution, delivery and performance of this Agreement by Company does not violate any agreement, instrument, judgment, order or award of any court or arbitrator or any law, rule or regulation; (c) each Product shall comply with all federal, state, county, municipal or other statutes, laws, orders and regulations of any governmental or quasi-governmental entity; (d) QVC's use of the License, and QVC's Promotion of the Products as permitted hereunder, will not infringe or otherwise violate the copyrights, trademarks, or other proprietary rights of third parties or constitute unfair competition; (e) all claims concerning the Products made by Company are, and will be, true and correct at the time such claims are made, and supported by data which complies with applicable law; and (f) except as contemplated hereunder, there exist no agreements, or other arrangements, for Company to endorse, promote, advertise, or sell any Products through Direct Response Television Programs. Company shall provide QVC with any and all documents reasonably required or requested by QVC at any time and from time to time to support the representations and warranties herein contained.

     6.   Confidentiality. Company acknowledges and agrees that any and all
          ---------------
information regarding QVC or its operations disclosed to them in conjunction with this Agreement, and any information regarding the sale and promotion of Products and/or products by QVC, will be treated as confidential information and will not be disclosed to any third party at any time during the term of this Agreement, including any Renewal Term(s), and thereafter, Company further agrees that any such information will not be used for any purposes by Company other than for purposes contemplated by this

Agreement. Confidential information shall not be deemed to include information which (a) is public knowledge or becomes generally available to the public other than as a result of disclosure by Company; (b) becomes available to Company, on a non-confidential basis, from a source (other than QVC or its agents) who is not bound by a confidentiality agreement with QVC; or (c) is in the possession of Company prior to disclosure by QVC, provided that the source was not bound by a confidentiality agreement with QVC. Notwithstanding the foregoing, Company may disclose confidential information that is lawfully required to be disclosed to any governmental agency or is otherwise required to be disclosed by law, provided that before making such disclosure Company shall give QVC an adequate opportunity to interpose an objection or take action to assure confidential handling of such information. Company agrees that in the event of a breach or threatened breach of the terms of this paragraph 6 and/or the provisions of paragraph 4, QVC shall be entitled to seek from any court of competent jurisdiction, preliminary and permanent injunctive relief which remedy shall be cumulative and in addition to any other rights and remedies to which QVC may be entitled. Company acknowledges and agrees that the confidential information and other information referred to in this paragraph 6 and the prohibitions provided in paragraph 4 above, are valuable and unique and that such breach of such provisions will result in immediate irreparable injury to QVC. The rights and obligations of the parties set forth in this paragraph 6 shall survive and continue after the termination or expiration of this Agreement.

     7.   Publicity. Except for incidental non-derogatory remarks necessitated
          ---------
by the services provided hereunder, Company shall not issue any publicity or press release regarding its contractual relations with QVC or otherwise make any oral or written reference to QVC regarding its activities hereunder, without obtaining QVC's prior written consent, and approval of the contents thereof. Company shall not utilize any trade name, service mark, trademark, or copyright belonging to QVC without the prior written consent of QVC. Notwithstanding the foregoing, QVC recognizes that the Company is publicly traded and is not prohibited from referring to this Agreement with QVC, or sales resulting therefrom to the extent required by law and regulations, in the Company's legally required public disclosure documents.

     8.   Miscellaneous.
          -------------

     (a)  Amendment. This Agreement may not be varied, amended, or modified
          ---------
unless in writing signed by the parties hereto.

     (b)  No Assignment. This Agreement and the rights and obligations hereunder
          -------------
are not assignable and any such assignment shall be null and void.

     (c)  Governing Law. This Agreement shall be construed according to the
          -------------
internal laws of the Commonwealth of Pennsylvania, without regard to conflict of laws principles. Each of QVC and Company hereby consents to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania, Chester County, and the United States District Court for the Eastern District of Pennsylvania, in all matters arising out of this Agreement. Company consents to service of process by certified mail, return receipt requested, at the address indicated in the opening paragraph hereof.

     (d)  Notices. All notices provided for hereunder shall be sent via
          -------                                                   ---
certified mail, return receipt requested, or by reputable overnight carrier, to the addresses indicated in the opening paragraph hereof. All notices sent to QVC shall be sent to the attention of Executive Vice President, Merchandising, and Senior Vice President, General Counsel.

     (e)  Entire Agreement. This Agreement supersedes all prior communications
          ----------------
between the parties regarding the subject matter hereof, whether oral or written, and constitutes the entire understanding of the parties.

     (f)  Remedies and Waiver. No delay or failure on the part of any party
          --------------------
hereto in exercising any right or remedy under this Agreement, and no partial or single exercise thereof, shall constitute a waiver of such right or remedy or of any other right or remedy. The rights and remedies provided in this Agreement shall be in addition to, and not in lieu of, any rights and remedies provided in any Drop Ship Order(s) or under applicable law. The rights and remedies provided in this Agreement and the Drop Ship Order are intended to be consistent and cumulative. However, to the extent needed to resolve any conflict between this agreement and the terms and conditions of any Drop Ship Order, the terms and conditions of this Agreement shall Govern.

     (g)  Severability. If any term or condition of this Agreement or the
          -----------
application thereof shall be illegal, invalid or unenforceable, all other provisions hereof shall continue in full force and effect as if the illegal, invalid or unenforceable provision were not a part hereof. The headings used in this Agreement are for the convenience of the parties only and shall not be construed in the interpretation of any provisions of this Agreement.

     (h)  No Joint Venture. Nothing herein contained shall be construed to place
          ----------------
the parties in the relationship of partners or joint venturers, and none of the parties hereto shall have the power to obligate or bind the others in any manner whatsoever. Each of the parties hereto agrees that performing its duties under this Agreement it shall be in the position of an independent contractor.

     IN WITNESS WHEREOF, and intending to be legally bound hereby, the parties hereto have executed this Agreement as of the date first above written.

NUTRI/SYSTEM, INC                              QVC, INC.


By:     ILLEGIBLE                           By:        ILLEGIBLE
       -------------                                  -------------

Title: CEO/President                           Title:      SVP
       -------------                                  -------------

                                  Exhibit "A"

                                (See Attached)

THIS DROP SHIP ORDER ("Order") IS EXPRESSLY CONDITIONED ON ACCEPTANCE OF THE TERMS AND CONDITIONS HEREOF. Oral or written notice of acceptance by Vendor, preparation to perform by Vendor and/or shipment of all or any part of the merchandise specified in this Order ("Merchandise") shall constitute acceptance by Vendor of the terms and conditions contained herein. BY ACCEPTANCE OF THIS ORDER, VENDOR REPRESENTS AND AGREES AS FOLLOWS:

1. Merchandise shall be shipped by Vendor, directly to the purchasers, in accordance with (i) this Order, (ii) QVC, Inc. ("QVC")'s drop ship manual ("Manual"), which is fully incorporated herein by reference, and (iii) QVC's written instructions to Vendor ("Delivery Instructions"). To the extent required for individual shipments directly to the purchasers, partial shipments under this Order are hereby authorized. Partial shipments shall not cause Vendor's obligations to become severable. Vendor shall bear the risk of loss to the Merchandise until delivered to and received by the purchasers, at which time title shall pass directly from Vendor to the purchasers. At no time will QVC take title to the Merchandise. Subject to Section 19 hereof and except to the extent Delivery Instructions from QVC are then outstanding, this Order shall terminate upon the earlier of (i) one year from the date of this Order, or such other period as may be specified on the face hereof, or (ii) such time as Vendor's inventory of Merchandise in the quantity set forth on the face hereof shall be shipped by Vendor to the purchasers.

2. Time is of the essence. Tender of conforming Merchandise to the carrier shall be made by Vendor within twenty-four (24) hours of Vendor's receipt of Delivery Instructions from QVC or by such later delivery date as may be specified in QVC's Delivery Instructions or on the face hereof. The first ship or delivery date as set forth on the face hereof, shall mean the date by which the Merchandise shall be available for shipment by Vendor to the purchasers. Vendor shall forward shipment confirmation to QVC's Vendor Drop Ship Coordinator within twenty-four (24) hours of shipment to the purchasers. QVC reserves the right to cancel this Order or any part hereof, with no liability or obligation to Vendor, in the event: (a) QVC is notified that any Merchandise or Mark infringes or is alleged to infringe upon any third party rights; (b) Vendor breaches or is anticipated to breach this Order; (c) fire, flood, windstorm, earthquake, war, strike, or any other casualty or occurrence of a similar nature substantially and adversely affects QVC's premises or business; or (d) any substantial change to QVC's business (for whatever reason) occurs.

3. Merchandise shall be shipped in such manner, by such method, and at such times as QVC shall determine, as set forth in this Order, the Manual and the Delivery Instructions. Shipping charges (including insurance) with respect to shipments hereunder shall be prepaid by Vendor, unless QVC, in its sole discretion, requires Vendor to utilize the shipper identification number of any courier designated by QVC, in which event QVC shall be billed directly by such courier. QVC shall reimburse Vendor for prepaid shipping charges only in accordance with Section 4.C. below.

4. A. QVC shall remit to Vendor an amount equal to Net Sales of Merchandise as provided herein, "Net Sales" shall mean Vendor's gross sales (calculated by multiplying the quantity of units of Merchandise sold and shipped to the purchasers, by the unit price set forth on the face hereof) less the Reserve (as defined in Section 4B below) and adjusted for any credits, debits, purchaser returns, refunds, allowances and amounts previously remitted by QVC for Merchandise shipped to purchasers, but not received by such purchasers, and shall exclude shipping and handling charges and sales and use taxes. Remittances hereunder shall be due fifteen (15) business days after the end of the calendar month in which QVC shall have received shipping confirmation from Vendor, provided, however, that such shipping confirmation shall be received by QVC on or before the twenty-fifth (25th) calendar day of such month, and, if not so received, such payment shall be due fifteen (15) business days after the end of the next succeeding month. Vendor's failure to comply with the terms and conditions set forth herein or in the Manual or the Delivery Instructions, or in QVC's regulations ("Regulations") or any applicable standards provided by QVC to Vendor ("Standards"), in effect as of the date of this Order, which are incorporated herein by reference, may, at QVC's option, result in the imposition of a charge as set forth in such documents. In addition, any breach by Vendor of the provisions of Section 8(d) hereof shall result in the imposition of charges upon Vendor for all costs incurred by QVC as a result of such breach (including, but not limited to, the cost of customer refunds and all administrative costs). Any charges assessed as set forth herein may be taken by QVC as a credit against all amounts due or which may become due to Vendor, Copies of the Manual, the Regulations and the Standards are available upon written request. QVC's obligation to remit amounts to Vendor for Vendor's Net Sales hereunder shall be conditioned upon the sale and shipment of Merchandise to the purchasers in accordance with this Order and upon the receipt by QVC of written confirmation of such sale and shipment.

B. If a percentage greater than zero is indicated in the "Payment Reserve" designation on the face hereof, then QVC will withhold an amount equal to such percentage of the gross monthly sales (the "Reserve") from each such monthly payment to Vendor. The amount so withheld shall be applied toward actual QVC customer returns occurring during the succeeding month. If actual returns during such period exceed the Reserve withheld in the prior month, then such excess amount shall, at QVC's option, be immediately debited against Vendor's account or paid by Vendor to QVC within fifteen (15) days of receipt of QVC's request for such payment. If actual returns during such period are less than the Reserve withheld in the prior month, then the balance of the Reserve remaining at the conclusion of such period shall, at QVC's option, be credited to Vendor's account or paid to Vendor. Payment hereunder shall not constitute acceptance of the Merchandise and is without prejudice to any and all claims of QVC against Vendor.
C. At such time as remittance to Vendor are made under Section 4.A., above, QVC agrees to remit as sole reimbursement for shipping and handling charges incurred by Vendor in shipping Merchandise to the purchasers, those amounts, if any, set forth on the face hereof. Notwithstanding the foregoing, in the event QVC's Delivery Instructions shall provide for courior shipment, since QVC will be billed directly by such courier. QVC shall have no obligation to pay any monies to Vendor on account of the shipment of Merchandise covered by such Delivery Instructions.

5. Vendor, at its sole expense, shall maintain for the life of the Merchandise, with carriers acceptable to QVC, a comprehensive general liability policy, including full product liability, infringement and advertising injury coverage, in amounts no less than One Million Dollars per occurrence, unless otherwise specified on the face hereof, including broad form Vendor's coverage in favor of QVC, and naming QVC as an additional insured. Within seven (7) days of issuance of this Order, Vendor shall provide QVC with a certificate of insurance evidencing that such insurance coverage is in place. If Vendor shall not provide such certificate(s) of insurance within the aforementioned time period, QVC may cancel this Order with no further liability. If, for any reason, any such policies are changed, modified or canceled, Vendor shall immediately notify QVC in writing.

6. For purposes of this Order, "Confidential Information" shall mean any agreement between QVC and Vendor, all information in whatever form transmitted relating to the past, present, or future business affairs, including without limitation, the sale of merchandise, actual and prospective purchaser lists and other purchaser information, research, development, operations, security, broadcasting, merchandising, marketing, distribution, financial, programming and data processing information of QVC or another party whose information QVC has in its possession under obligations of confidentiality, which is disclosed by QVC, its subsidiaries, affiliates, employees, agents, officers or directors to Vendor or which is produced or developed during the working relationship between the parties. Confidential Information shall not include any information of QVC that is lawfully required to be disclosed by Vendor to any governmental agency or is otherwise required to be disclosed by law, provided that, before making such disclosure Vendor shall give QVC an adequate opportunity to interpose an objection or take action to assure confidential handling of such information. Vendor shall not disclose any Confidential Information to any person or entity except employees of Vendor and the applicable carrier for delivery purposes as required in the performance of their employment-related duties in connection with this Order, nor will Vendor use or permit any other person or entity to use the Confidential Information for any purpose other than those purposes expressly contemplated herein. Vendor shall not use any information obtained from QVC's customers (e.g., through warranty cards or otherwise) to offer for sale to such customers any goods or services, Vendor shall not include with any Merchandise, any information that would enable QVC's customers to acquire, either directly or indirectly, any additional merchandise from persons other than QVC without first obtaining QVC's written consent. In the event of a breach or threatened breach of this Section by Vendor, QVC shall be entitled to obtain from any court of competent jurisdiction, preliminary and permanent injunctive relief, including, but not limited to, temporary restraining orders, which remedy shall be cumulative and in addition to any other rights and remedies to which QVC may be entitled. Vendor agrees that the Confidential Information referred to in this
Section is valuable and unique and that disclosure or use thereof in breach of this Section will result in immediate irreparable injury to QVC. Vendor shall inform those persons or entities having access or exposure to Confidential Information hereunder, of Vendor's obligations under this section.

7. Vendor hereby grants to QVC the irrevocable right, by all means now or hereafter existing, to: (a) market, promote the sale of and sell the Merchandise; (b) use the trademarks, trade names, trade dress, service marks, patents and copyrights (collectively, the "Marks") registered, owned, licensed to or used by vendor in connection with the Merchandise; (c) use, perform, play, synchronize and/or demonstrate, as applicable, the

Merchandise, its contents, and/or any promotional, advertising or similar material supplied by Vendor for use in connection with such Merchandise ("Promotional Material"); and (d) use the names, photographs, likenesses, voices and/or biographies of any individuals performing in or otherwise associated with the production of the Merchandise as contained in the Merchandise, its contents and/or any promotional Material. QVC makes no representations with regard to the number of times, if any, that Merchandise will be marketed or promoted by QVC or the amount of Merchandise which will be purchased by consumers.

8. In addition to and without prejudice to any and all other warranties, express or implied by law, Vendor represents, warrants and covenants to QVC that: (a) Vendor possesses all licenses, permits, rights, powers and consents required to enter into and perform this Order, to sell the Merchandise and to grant to QVC the rights granted herein; (b) Vendor's performance hereunder does not violate any agreement, instrument, judgment, order or award of any court or arbritrator; (c) all Merchandise furnished hereunder, including the production, sale, packaging, labeling, safety, testing, importation and transportation thereof, and all representations, advertising, prices, and allowances, discounts or other benefits made, offered or authorized by Vendor in connection therewith, shall at all times comply with all applicable federal, state, local, industry and foreign statutes, laws, rules, regulations and orders, standards and guidelines (collectively, "Laws"); (d) all claims concerning the Merchandise made by Vendor and its agents are, and will be, true and correct at the time such claims are made and supported by data which complies with applicable Laws;
(e) where applicable, reasonable and representative tests as prescribed by Laws or governmental authorities have been performed or will be performed before shipment from Vendor to the purchasers; (f) all Merchandise furnished hereunder shall be new, first quality merchandise and conform to all representations by Vendor, instructions, specifications, and samples, shall be free from all defects (including latent defects) in workmanship, material and design, and shall not be reworked, rebuilt or refurbished merchandise; (g) all manufacturers' warranties are effective and enforceable by both QVC and the purchasers; (h) all Marks which are part of or appear in connection with the Merchandise and/or Promotional Material, and/or any component thereof, are valid and genuine, and the sale, promotion of the sale and performance of the Merchandise and/or Promotional Material, and/or any component thereof, will not infringe upon any domestic or foreign Marks, rights of privacy or publicity and/or any other third party rights, or cause QVC to be liable to Vendor or any third party for any additional fees, costs or expenses; (i) the title of Vendor to the Merchandise is good and free and clear of all encumbrances and liens, and its transfer hereunder rightful; (j) neither the Merchandise nor any component part thereof is subject to any import quota restriction, rule or regulation preventing or forbidding the importation, use, promotion for sale or sale of the Merchandise or any component part thereof, or any duty, tariff, or penalty in connection therewith, except as previously disclosed in writing by Vendor to QVC; (k) the Merchandise and similar goods are not and have not been subject to product liability claims, except as disclosed on the face hereof; and (l) the same or similar Merchandise is not being and will not be offered to any other customer of Vendor at a lessor cost or under more favorable terms than appear herein. Vendor agrees to provide QVC with any and all documents requested or required by QVC at any time and from time to time to support the representations, warranties and covenants herein contained.

9. Vendor hereby agrees to protect, defend, hold harmless and indemnify QVC, its subsidiaries and affiliates, and each of their respective programming and other distributors, employees, agents, officers, directors, successors and assigns, and purchasers of Merchandise furnished hereunder, from and against any and all claims, actions, suits, costs, liabilities, damages and expenses (including, but not limited to, all direct, special, incidental, exemplary and consequential damages and losses of any kind (including, without limitation, present and prospective lost profits and lost business) and reasonable attorneys' fees) based upon or resulting from: (a) any alleged or actual infringement of the Marks, rights of publicity or privacy and/or any other third party rights arising from the sale, promotion of the sale and/or performance of the Merchandise, its contents and/or the Promotional Material; (b) any alleged or actual defect in any of the Merchandise; (c) any alleged or actual injury or death to person or damage to property arising out of the furnishing, use or performance of the Merchandise; (d) breach by Vendor of any representations, warranties or covenants; and (e) any alleged or actual violation by Vendor and/or the Merchandise of any applicable Laws. In the event QVC notifies Vendor in writing of a claim, demand, action, suit or other matter ("Claim") to which the foregoing indemnity applies, Vendor shall provide prompt assurance of its ability to so indemnify QVC, to QVC's reasonable satisfaction, and Vendor shall commence to defend such Claim, at its sole cost and expense, within five (5) days after receiving QVC's written notice. If Vendor fails to provide such assurance or fails to commence such defense within such five (5)-day period, QVC may, at its option, assume the defense or settlement of

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such Claim in its own name and all recoveries from such Claim shall belong to
QVC. In the latter event, which shall be in addition to any and all other rights QVC may have at law or in equity. QVC may elect counsel to represent it, and Vendor shall be solely responsible for the payment or reimbursement, at QVC's option, of counsel fees and all other fees and costs incurred in defending such Claim, for any and all damages arising thereunder, and for any and all amounts paid by QVC in settlement thereof. In addition, Vendor shall be responsible for all costs of any kind incurred by QVC in responding to any discovery or legal process served upon Qvc, its subsidiaries and/or affiliates in connection with litigation between a third party and Vendor for any person or entity affiliated with Vendor), which costs shall be charged to Vendor or deducted from amounts due to Vendor, at QVC's option.

10. Merchandise furnished hereunder which is not in compliance with this Order, the Regulations or the Standards, which is returned by any of the purchasers for any reason, which fails to meet QVC's quality control tests, which fails to meet QVC's carrier's quality, drop or other tests, or which is, or, may be used in conjunction with merchandise furnished and rejected (or acceptance thereof revoked) under another order, may be rejected (or acceptance thereof revoked) and returned to Vendor. All expense of unpacking, examining, repacking, storing and reshipping any Merchandise rejected (or acceptance of which has been revoked) as aforesaid shall be at Vendor's expense and risk. With respect to such returned Merchandise, QVC shall, at its option, receive a credit or refund of amounts remitted to Vendor hereunder for such Merchandise. In the event that QVC shall opt to receive a refund. Vendor shall pay QVC in immediately available funds within fifteen (15) days of QVC's request. In the event that QVC shall opt to receive a credit, QVC may apply such credit toward any amounts due or which may become due to Vendor. Merchandise returned or rejected is not to be replaced by Vendor without the prior written approval of QVC. Vendor acknowledges and understands that defects, imperfections or nonconformity with any representations, warranties or covenants set forth herein may not be discovered until Merchandise shall have been received by purchasers and returned to QVC after such purchasers examine their purchases. Vendor agrees that Merchandise rejected or returned for any reason pursuant to the terms of this Order, whether or not such rejection is disputed by Vendor, will not be resold or otherwise distributed by Vendor unless all labels and other characteristics identifying QVC and/or displaying any trade name or trademark or QVC have been first removed. Authorization is expressly granted to QVC to return Merchandise to Vendor without additional authorization and Vendor hereby agrees to accept such returns even without QVC's request for return authorization labels, QVC's inspection, discovery of a breech of warranty, failure to make an inspection or failure to discover a breach of warranty shall not constitute a waiver of any of QVC's rights or remedies whatsoever.

11. Vendor shall not assign this Order, or any part thereof, without the prior written consent of QVC, and any such attempted assignment shall be void at the election of QVC. All claims for money due or to become due from QVC shall be subject to deduction by QVC for any set-off, recoupment or counterclaim arising out of this Order or any other of QVC's orders with Vendor, whether such set-off, recoupment or counterclaim arose before or after any assignment by Vendor.

12. Until date of shipment to purchaser(s), Vendor shall meet its lower prices and the lower prices of legitimate competition, or accept cancellation at QVC's option, QVC, in its sole discretion, shall determine the price at which Merchandise shall be offered for sale to prospective purchasers and shall retain all handling and shipping charges collected from actual purchasers.

13. This Order shall be governed by the laws of the Commonwealth of Pennsylvania applicable to contracts to be performed wholly therein, regardless of place of acceptance, Vendor and QVC expressly exclude the application of the United Nations Convention on Contracts for the International Sale of Goods, if applicable. Vendor hereby consents to the exclusive jurisdiction of the state courts of the Commonwealth of Pennsylvania for the Country of Chester and the federal courts for the Eastern District of Pennsylvania in all matters arising hereunder. Vendor hereby irrevocably agrees to service of process by certified mail, return receipt requested, to its address as set forth on the face of this Order or to such other address as Vendor may deliver to QVC in writing.

14. No waiver by QVC of any term, provision or condition hereof shall be deemed to constitute a waiver of any other term, provision or condition of this Order, or a waiver of the same or of any other term, provision or condition with regard to subsequent transactions or subsequent parts of the same transaction, including without limitation subsequent shipments under this Order.

15. If any provision contained in this Order shall be determined to be unenforceable or prohibited by law, then such provision shall be void, and the remaining provisions herein shall not in any way be affected or impaired thereby.

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16.  Vendor shall not issue any publicity or press release regarding QVC or
QVC's activities hereunder without first obtaining QVC's prior written approval and consent to such release.

17. This Order and any other written warranties and specifications, the Manual, the Delivery Instructions, the Regulations and the Standards, and the terms, conditions and agreements herein and therein, constitute the full understanding of the parties hereto and a complete and exclusive statement of the terms of the parties' agreement concerning the Merchandise furnished hereunder.

18. No condition, understanding or agreement purporting to modify or vary the terms of this Order shall be binding unless hereafter made in writing and duly executed by the party to be bound, and no modification shall be effected by the acknowledgement or acceptance of this Order or of invoices, shipping documents or other documents containing terms or conditions at variance with or in addition to those set forth herein.

19. Notwithstanding any legal presumption to the contrary, the covenants, conditions, representations, indemnities, and warranties contained in this Agreement, including, but not limited to Sections 6, 8, 9 and 10 hereof, shall survive inspection, delivery, acceptance, payment and termination, shall be binding upon Vendor and its successor and permitted assigns, and shall run in favor of QVC and its successors and assigns.